EXHIBIT 24.2

DELOITTE &
      TOUCHE

Suite 2000                    Telephone: (604) 669-4466
1055 Dunsmuir St.             Facsimile:(604) 685-0395
P.O. Box 49279
Four Bentall Centre
Vancouver, British Columbia
V7X 1P4






                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Univar Corporation


As independent public accountants, we hereby consent to the incorporation by reference in Form 10-K, of our report dated April 14, 1993, on the balance sheets of Van Waters & Rogers Ltd. as at February 28, 1993 and the statements of income and retained earnings and changes in financial position for the years ended February 28, 1993 and 1992.






                                                  Deloitte & Touche
Vancouver, British Columbia                  Chartered Accountants
May 25, 1994